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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2000

ADC TELECOMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification No.)

12501 Whitewater Drive, Minnetonka, Minnesota 55343
(Address of principal executive offices)

Registrant's telephone number, including area code: (952) 938-8080

Not Applicable
(Former name or former address, if changed since last report)

Page 1 of 4 Pages

Exhibit Index Appears on Page 4

Item 5.  Acquisition or Disposition of Assets.

    On June 28, 2000, ADC Telecommunications, Inc., a Minnesota corporation ("ADC"), completed its acquisition of PairGain Technologies, Inc., a Delaware corporation ("PairGain"), pursuant to an Agreement and Plan of Merger dated February 22, 2000 (the "Merger Agreement"), as a result of which PairGain became a wholly owned subsidiary of ADC. As provided in the Merger Agreement, each share of PairGain common stock outstanding on June 28, 2000 was converted into 0.43 share of ADC common stock. ADC issued approximately 31,982,200 shares of its common stock in exchange for the outstanding shares of PairGain common stock. The closing price of ADC common stock on the Nasdaq Stock Market on June 28, 2000 was $83.75 per share.

    PairGain designs, makes, markets and sells DSL networking systems used for high-speed Internet, remote LAN access and enterprise LAN extension.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

      (c) Exhibits

Exhibit No.	Description
2-a	Agreement and Plan of Merger, dated February 22, 2000 between ADC Telecommunications, Inc., Roman Acquisition Corp. and PairGain Technologies, Inc. (incorporated by reference to Exhibit 99-a of the Registrant's Form 8-K filed February 28, 2000).

Page 2 of 4 Pages

Exhibit Index Appears on Page 4

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 12, 2000
ADC TELECOMMUNICATIONS, INC.
	By:	/s/ CHARLES T. ROEHRICK Charles T. Roehrick Vice President and Controller

Page 3 of 4 Pages

INDEX TO EXHIBITS

Exhibit No.	Description
2-a	Agreement and Plan of Merger dated February 22, 2000 between ADC Telecommunications, Inc., Roman Acquisition Corp. and PairGain Technologies, Inc. (incorporated by reference to Exhibit 99-a of the Registrant's Form 8-K filed February 28, 2000)

Page 4 of 4 Pages

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INDEX TO EXHIBITS